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                                                                   EXHIBIT 10.31

                  AMENDED AND RESTATED SUBORDINATION AGREEMENT

     THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Agreement"), dated as of September 16, 2005, is by and among Bank of America, N.A. (successor in interest to Fleet National Bank) (the "Senior Bank"), Patriot Capital Funding, Inc. (successor in interest to Wilton Funding, LLC) as the purchaser and servicer (the "Subordinated Creditor"), and Dover Saddlery, Inc., a Massachusetts corporation (the "Borrower"), and acknowledged by Dover Saddlery, Inc., a Delaware corporation (the "Parent"), and Smith Brothers, Inc., a Texas corporation ("Smith", and together with the Senior Bank, the Subordinated Creditor, the Borrower and the Parent, the "Parties").

     WHEREAS, the Parties had previously entered into that certain Subordination Agreement, dated as of December 11, 2003 (the "Existing Subordination Agreement");

     WHEREAS, the Borrower and the Senior Bank are parties to that certain Amended and Restated Loan Agreement, dated as of December 11, 2003, ( the "Existing Loan Agreement") pursuant to which the Borrower, the Parent and Smith granted to the Senior Bank security interests in and other liens on all their respective property pursuant to the Bank Agreements (as defined herein);

     WHEREAS, the Borrower and the Senior Bank wish to amend the Existing Loan Agreement pursuant to that certain First Amendment, dated as of September 16, 2005 (the "First Amendment", and together with the Existing Loan Agreement (as may be further amended and as in effect from time to time), the "Loan Agreement"), the Loan Agreement together with all related instruments, notes, agreements and documents evidencing the Borrower's, the Parent's or Smith's respective obligations thereunder or granting security interests and liens to the Senior Bank being collectively referred to herein as the "Bank Agreements");

     WHEREAS, the Borrower, the Parent, Smith and the Subordinated Creditor are parties to that certain Senior Subordinated Note Purchase Agreement, dated as of December 11, 2003 (the "Existing Subordinated Agreement")

     WHEREAS, the Borrower, the Parent, Smith and the Subordinated Creditor wish to amend and restate the Existing Subordinated Agreement, pursuant to that certain Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement, dated as of September 16, 2005, (as amended in accordance with this Agreement and as in effect from time to time, together with all related instruments, notes, agreements and documents evidencing the Borrower's, the Parent's or Smith's obligations thereunder, being collectively referred to herein as the "Subordinated Agreement");


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     WHEREAS, it is a condition precedent to the Senior Bank's willingness to enter into the First Amendment and to make loans pursuant to the Bank Agreements and to permit the Borrower, the Parent and Smith to enter into the Subordinated Agreement, that the Borrower and the Subordinated Creditor enter into this Agreement with the Senior Bank, and that the Parent and Smith acknowledge that they will abide hereby; and

     WHEREAS, in order to induce the Senior Bank to enter into the First Amendment and to make loans pursuant to the Bank Agreements and to consent to the entering into by the Borrower, the Parent and Smith of the Subordinated Agreement, the Borrower and the Subordinated Creditor has agreed to enter into this Agreement with the Senior Bank, and the Parent and Smith have agreed to acknowledge same;

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Loan Agreement. In addition, the following terms shall have the following meanings:

          "Loan Parties" shall mean, collectively, the Borrower, the Parent and Smith.

          "Senior Debt" shall mean all indebtedness and other obligations of the Loan Parties to the Senior Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all "Obligations" under and as defined in the Bank Agreements and all principal, interest, fees, costs, enforcement expenses (including reasonable legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by any of the Bank Agreements or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever in favor of the Senior Bank; provided, however, that the principal referred to above shall not (unless the Subordinated Creditor otherwise consents thereto in writing) at any time exceed the sum of: (a) Eighteen Million ($18,000,000) Dollars , plus (b) all indebtedness now existing or hereafter arising of the Borrower in respect of any interest rate protection agreement covering a notional principal amount which shall not exceed Eight Million ($8,000,000) Dollars, and provided, further, that the indebtedness under this clause (b) shall not at any time exceed an aggregate amount equal to Eight Hundred Thousand ($800,000) Dollars. Such maximum principal amount, as increased in accordance with such consent from time to time, is referred to hereafter as the "Maximum Senior Debt". Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or


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against any Loan Party of any petition under the federal Bankruptcy Code or any other Bankruptcy, insolvency or reorganization act regardless of whether the Senior Bank's claim therefor is allowed or allowable in the case or proceeding relating thereto.

          "Subordinated Debt" shall mean all indebtedness and other obligations of the Loan Parties to the Subordinated Creditor of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the Subordinated Agreement, including, without limitation, all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses, other reimbursement and indemnity obligations, so-called put and call rights, tag-along rights and the like, and any fees or charges created or evidenced by the Subordinated Agreement or any subsequent notes, instruments or agreements or indebtedness, liabilities or obligations of any type or form issued in payment or in connection with the Subordinated Agreement. "Subordinated Debt" shall include, without limitation, (i) the warrants exercisable for shares of common stock representing .78% of the Convertible Securities (as defined in the Subordinated Agreement) of the Parent on a fully diluted basis (the "Warrants") and the put-right exercisable with respect thereto (the "Put Right"), with such Warrants issued and Put Right granted pursuant to that certain Warrant Agreement, dated as of September 16, 2005 (the "Warrant Agreement") and (ii) any and all guaranties provided to the Subordinated Creditor by any Subsidiary of any Loan Party.

          "Subordinated Documents" shall mean collectively, the Subordinated Agreement, the Warrant Agreement, any promissory notes executed in connection therewith and any and all guaranties, pledges and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

     Section 2. Subordination.

          (a) Anything in any agreement between the Loan Parties and the Subordinated Creditor to the contrary notwithstanding, the Subordinated Debt shall be subordinate and junior in right of payment and priority, to the extent and in the manner set forth in this Agreement, to the Senior Debt. If at any time the Revolving Loans outstanding under the Loan Agreement shall be paid in full in cash without terminating the Loan Agreement, subsequent borrowings by the Borrower under the Loan Agreement shall constitute Senior Debt for purposes of this Agreement. Upon the occurrence of an Event of Default, the Senior Bank will provide the Subordinated Creditor, with reasonable promptness, a copy of any notice of such Event of Default then being provided to the Borrower.

          (b) In no event shall the Subordinated Creditor exercise the Put Right prior to the maturity of the Senior Credit Agreement and the repayment in full in cash of the Senior Debt.


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          (c) Except as provided in clause (d) below, unless and until all
Senior Debt shall have been paid in full in cash and the Loan Agreement shall have been terminated, no Loan Party will, nor will permit any subsidiary or affiliate to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Debt will demand, accept or receive from any Loan Party or any other person or entity, (i) any payment (in cash, property or securities, by set-off or otherwise), direct or indirect, of or in respect of any Subordinated Debt (including, without limitation, any payment with respect to the exercise of the Put Right), and no such payment shall be accepted by any holder of any Subordinated Debt, or (ii) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Subordinated Debt, and no such payment shall be due.

          (d) The Senior Bank acknowledges that the Borrower may make and the Subordinated Creditor may receive (i) regularly scheduled monthly payments of cash interest with respect to the Subordinated Debt, at the maximum rate of 11.50% per annum as set forth in Section 3.1(a) of the Subordinated Agreement as in effect on the date hereof and delivered to the Senior Bank, (ii) any interest accrued at a default or overdue rate set forth in the Subordinated Agreement, and (iii) any costs and expenses required to be reimbursed or paid by the Borrower to the Subordinated Creditor not to exceed $50,000 in the aggregate in any fiscal year of the Borrower, provided that on the date upon which any such interest payment is proposed to be made, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, however, that if (i) during any fiscal quarter the Subordinated Creditor receives or accepts one or more payments under the Subordinated Debt (the "Quarterly Sub Debt Payments") and (ii) the Senior Bank determines upon receipt of the Borrower's quarterly financial statements with respect to the fiscal quarter immediately preceding the fiscal quarter in which such Quarterly Sub Debt Payments were made that a Default or Event of Default was then continuing, the Senior Bank shall have a period of 15 Business Days after receipt of such financial statements to request that such Quarterly Sub Debt Payments received by the Subordinated Creditor be paid over to the Senior Bank for application to the Senior Debt. It is hereby acknowledged and agreed that no principal shall be payable in respect of the Subordinated Agreement until the Senior Debt has been paid in full in cash and the Loan Agreement has been terminated, provided, however, that if the maturity of the Senior Debt has been extended beyond September 16, 2009 (the first date on which the Subordinated Debt begins to amortize), the regularly scheduled repayments of principal of the Subordinated Debt (but not prepayments) may be made by the Borrower in accordance with the terms of the Subordinated Agreement as in effect on the date hereof and delivered to the Senior Bank, provided that on the due date of any such principal payment, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     (i) In the event that a Default or Event of Default has occurred and is continuing under Section 6.1(i) of the Loan Agreement (a "Payment Default") and the Subordinated Creditor shall have received notice of such Default or Event of Default (or otherwise have


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actual knowledge thereof), no payments shall be made by any Loan Party or accepted by either Subordinated Creditor until the earlier to occur of (x) the date on which the Senior Debt is paid in full in cash and the Loan Agreement is terminated and (y) the date, if any, on which the Senior Bank has given written notice to the Subordinated Creditor that such Default or Event of Default is cured or waived (a "Cure Notice"), so long as at such date (A) the Subordinated Creditor has not been notified (or do not have actual knowledge) of any additional Default or Event of Default under the Loan Agreement is continuing,
(B) there is not an Other Default Standstill Period (defined below) in effect,
(C) the Senior Bank has not accelerated the Revolving Loans or commenced an action, suit, or other legal proceeding against any Loan Party or its property, or (D) the Senior Bank shall not be prosecuting the Senior Bank's rights under the Uniform Commercial Code or other applicable law to foreclose and realize upon the Collateral securing the Obligations (all such conditions being referred to herein as the "Payment Cure Conditions"; and each period of time during which such Payments shall not be permitted to be made or accepted as a result of a Payment Default referred to as a "Payment Standstill Period").

     (ii) In the event that a Default or Event of Default other than a Payment Default (an "Other Default") has occurred and is continuing, the Senior Bank may (but shall not be obligated to) give a standstill notice to the Subordinated Creditor (a "Standstill Notice"), and upon the giving of such Standstill Notice, no payments on the Subordinated Debt shall be made or accepted until the earlier to occur of (x) the date which is 180 days after the date upon which such Standstill Notice has been given, or (y) the date, if any, on which the Senior Bank has given a Cure Notice to the Subordinated Creditor that such Other Default has been cured or waived, so long as at such date, (A) no Payment Default has occurred and is continuing, (B) the Senior Bank has not accelerated any of the Revolving Loans or commenced an action, suit, or other legal proceeding against any Loan Party or its property, or (C) the Senior Bank shall not be prosecuting the Senior Bank's rights under the Uniform Commercial Code or other applicable law to foreclose and realize upon the Collateral securing the Senior Debt (each period of time during which such payments shall not be permitted to be made or accepted as a result of a Default or Event of Default other than a Payment Default referred to as an "Other Default Standstill Period"). At no time during the term of this Agreement shall such Other Default Standstill Periods pursuant to this clause (ii) be in effect for more than an aggregate of 180 days in any consecutive 360-day period. However, if (and on each occasion that) a Subordinated Creditor Default (as hereinafter defined) shall occur solely as a result of the breach of a financial covenant thereunder (a "Financial Covenant Default"), and if at the time of such occurrence one or more Other Default Standstill Periods have already been in effect for an aggregate of 180 days, then, notwithstanding the immediately preceding sentence, the Senior Bank shall be permitted to invoke an additional Other Default Standstill Period of 30 days with respect to such Financial Covenant Default, by giving a Standstill Notice to the Subordinated Creditor.

     Interest, if any, in excess of 11.50% per annum accrued on the Subordinated Debt, or premium, if any, accrued on the Subordinated Debt, shall not be paid until all Senior Debt has been paid in full in cash and the Loan Agreement has been terminated (it being


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understood that invoking a default or overdue rate set forth in the Subordinated
Agreement shall not be restricted hereunder, provided that its payment is subject to the terms of this Agreement).

          (d) The Subordinated Creditor shall, simultaneously with the execution and delivery of this Agreement, (i) cause a conspicuous legend to be placed on the Subordinated Agreement, satisfactory in all respect to the Senior Bank, regarding the subordination reflected herein, and (ii) deliver executed copies of the Subordinated Agreement to the Senior Bank.

     Section 3. Enforcement.

          (a) The Subordinated Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, until the Senior Debt has been paid in full in cash and the Loan Agreement has been terminated, the Subordinated Creditor will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Notwithstanding the foregoing, upon the occurrence of an event of default under the Subordinated Documents (a "Subordinated Creditor Default"), the Subordinated Creditor may take enforcement action against the Borrowers upon the earlier to occur of (x) 15 Business Days after the acceleration of the Senior Debt, and (y) the date which is 180 days after the date upon which such Subordinated Creditor Default has occurred so long as the Subordinated Creditor have provided written notice to the Senior Bank of their intention to commence enforcement action at least 15 Business Days (but no more than 60) days prior to such commencement; provided, however, in the case of clauses (x) and (y) above, if any acceleration of the Senior Debt is rescinded by the Senior Bank, then any acceleration by the Subordinated Creditor shall be rescinded immediately and all other enforcement action, if any, being taken by the Subordinated Creditor in connection with such acceleration shall terminate immediately, if based solely on the acceleration of the Senior Debt, and provided, further, that the Subordinated Creditor shall at no time and under no circumstances whatsoever be permitted to take enforcement action with respect to the Junior Liens (defined below). Until the Senior Debt has been paid in full in cash and the Loan Agreement has been terminated, the Subordinated Creditor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity arising from any payments made by the Subordinated Creditor or on account of the Subordinated Debt to the Senior Bank or by virtue of this Agreement whatsoever from any assets of any Loan Party or any guarantor of or provider of collateral security for the Senior Debt (which right the Subordinated Creditor may assert following such payment in full). The Subordinated Creditor further waives any and all rights with respect to marshaling. In case any Subordinated Debt is declared due and payable because of the occurrence of a default under circumstances when the terms of Section 3(b) are not applicable, the holders of


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such Subordinated Debt shall not be entitled to receive any payment or distribution in respect thereof until all Senior Debt at the time outstanding shall have been paid in full in cash and the Loan Agreement shall been terminated. Upon the occurrence of a Subordinated Creditor Default, the Borrower and the Subordinated Creditor will give prompt notice in writing of such happening to the Senior Bank.

          (b) The Subordinated Creditor will not commence or join with any other creditor or creditors of any Loan Party in commencing any bankruptcy, reorganization, insolvency or similar proceedings against any Loan Party. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Loan Party or its property, any proceeding for the liquidation, dissolution or other winding-up of any Loan Party, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, any general assignment by any Loan Party for the benefit of creditors, or any distribution, division, marshaling or application of any of the properties or assets of any Loan Party or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

          (i) all Senior Debt shall first be paid in full in cash (including all principal, premium, if any, and interest) before any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Borrower or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan), shall be made in respect of any Subordinated Debt;

          (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Debt, shall be paid or delivered directly to the Senior Bank, for application to the payment of the Senior Debt, until all Senior Debt shall have been paid in full in cash and the Loan Agreement shall have been terminated, and the holders of the Subordinated Debt at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and others having authority in the premises to effect all such payments and deliveries;

          (iii) each holder of the Subordinated Debt at the time outstanding hereby irrevocably authorizes and empowers the Senior Bank to demand, sue for, collect and receive of all such payments and distributions and to receipt therefor; and

          (iv) the holders of the Subordinated Debt shall execute and deliver to the Senior Bank, when and as deemed appropriate by the Senior Bank hereunder,


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     all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be requested by the Senior Bank to enforce all claims upon or in respect of the Subordinated Debt as provided herein.

          (c) For all purposes of this Agreement, Senior Debt shall not be deemed to have been paid in full unless (i) the holders thereof shall have received cash equal to the amount of Senior Debt at the time outstanding and the Loan Agreement shall have been terminated, or (ii) the holders of the Senior Debt otherwise consent to the termination of the Loan Agreement.

          (d) No present or future holder of Senior Debt shall be prejudiced in the right to enforce subordination of the Subordinated Obligations by any act or failure to act on the part of any Loan Party or the Subordinated Creditor.

          (e) It is understood and agreed that the Subordinated Creditor shall retain the right to vote all or any part of the Subordinated Debt for purposes of (among other things) accepting or rejecting any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, provided that the Subordinated Creditor shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties, (iii) contest such Subordinated Creditor's obligations and agreements set forth in this Agreement, or (iv) accept or confirm any plan of partial or complete liquidation, reorganization, arrangement, composition or extension that the Senior Bank opposes or votes against. Upon the failure of the Subordinated Creditor to file appropriate proofs of claim, serve such proofs of claim upon the Senior Bank or take any other appropriate action within 20 days prior to the date (after giving effect to any extension) such proof of claim is due or other action needs to be taken, the Subordinated Creditor each irrevocably authorize and empower the Senior Bank to file such claims or take such actions.

          (f) It is understood and agreed that, upon commencement of enforcement action by the Senior Bank against the Borrower under the Bank Agreements, the Subordinated Creditor shall have the right, but not the obligation, to purchase all, but not less than all, of the Senior Debt from the Senior Bank in cash and assume all rights and obligations of the Senior Bank under the Bank Agreements, provided that any such purchase must be on terms and conditions (including amount) satisfactory in all respects to the Senior Bank.

     Section 4. Payments Held in Trust.

          (a) The Subordinated Creditor will hold in trust and immediately pay over to the Senior Bank, in the same form of payment received, with appropriate


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endorsements, for application to the Senior Debt, any cash amount that any Loan
Party pays to the Subordinated Creditor with respect to the Subordinated Debt (except for those payments expressly permitted to be made pursuant to Section 2(c) above), and will hold in trust as collateral for the Senior Debt any other assets of any Loan Party that the Subordinated Creditor may receive with respect to Subordinated Debt. Any such payments or distributions so paid over to the Senior Bank by the Subordinated Creditor in accordance with this clause (a) shall not constitute payments with respect to the Subordinated Debt and as such will not reduce the outstanding amount of the Subordinated Debt.

          (b) If any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by any holder of any of the Subordinated Debt in contravention of any of the terms of this Agreement, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to the Senior Bank, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any of the Subordinated Debt to endorse or assign any such payment, distribution or security, the Senior Bank is hereby irrevocably authorized to endorse or assign the same. Any such payments or distributions so paid over to the Senior Bank by the Subordinated Creditor in accordance with this clause (b) shall not constitute payments with respect to the Subordinated Debt and as such will not reduce the outstanding amount of the Subordinated Debt.

     Section 5. Defense to Enforcement. If the Subordinated Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Loan Party, then the Senior Bank may intervene and interpose such defense or plea in its name or in the name of such Loan Party. If either Subordinated Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Senior Bank may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Bank or in the name of the Loan Parties. If either Subordinated Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of any Loan Party as a result of any administrative, legal or equitable actions, or otherwise, the Subordinated Creditor agrees forthwith to pay, deliver and assign to the Senior Bank, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt. Any such payments or distributions so paid over to the Senior Bank by the Subordinated Creditor in accordance with this Section 5 shall not constitute payments with respect to the Subordinated Debt and as such will not reduce the outstanding amount of the Subordinated Debt.

     Section 6. Liens. (a) Neither Subordinated Creditor shall have or claim any security interest, lien, claim, right or other Encumbrance in or on any property of any Loan Party, other than the Subordinated Creditor may be named as loss payees on up to $2,000,000 of key man life insurance held by the Loan Parties (whereupon Citizens Capital, Inc. shall cease to be a loss payee thereunder) and as expressly permitted by Section 5.6 of the Loan Agreement (the "Junior Liens"). The Senior Debt, and all obligations of the Loan Parties


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under the Loan Agreement and the other Bank Agreements and any and all other documents and instruments evidencing or creating the Senior Debt, and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt, the Junior Liens and all obligations of the Loan Parties under all of the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statements of continuation statement relating to any thereof or the time, order or method of attachment, perfection, filing or recording of any Encumbrance. In addition, each Subordinated Creditor hereby agrees that, unless and until all Senior Debt shall have been paid in full in cash and the Loan Agreement shall have been terminated, it shall not at any time enforce or realize upon the Junior Liens. Each Subordinated Creditor hereby agrees, upon request of the Senior Bank at any time and from time to time, to execute such other documents or instruments as may be reasonably requested by the Senior Bank further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated by this Agreement, and further agrees that the Senior Bank shall have the right to control the filing of all financing statements naming the Subordinated Creditor as a secured party. Each Subordinated Creditor further agrees to maintain on its books and records such notations as the Senior Bank may reasonably request to reflect the subordination contemplated by this Agreement and to perfect or preserve the rights of the Senior Bank hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

     (b) Without limiting any of the rights of the Senior Bank under the Loan Agreement, the other Bank Agreements or applicable law, in the event that the Senior Bank releases any collateral for the Senior Debt in connection with a sale, transfer or other disposition of same, which collateral also is subject to the Junior Lien, such collateral shall thereupon be deemed to have been automatically released from the Subordinated Agreement and Junior Lien in favor of the Subordinated Creditor, provided that any net proceeds of any sale or disposition of collateral in connection with such release shall be applied to the Obligations.

     Section 7. Senior Bank's Freedom of Dealing. Each Subordinated Creditor agrees, with respect to the Senior Debt and any and all collateral therefor and guaranties thereof, that the Borrower and the Senior Bank may agree to increase the amount of the Obligations under (and as defined in) the Bank Agreements (subject to the Maximum Senior Debt limitations set forth in the definition of Senior Debt contained in Section 1 hereof), and that the Borrower and the Senior Bank may otherwise modify the terms of any of the Senior Debt, and the Senior Bank may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without the consent of the Subordinated Creditor or the Borrower and without affecting the agreements of the Subordinated Creditor or the Loan Parties contained in this Agreement. The terms of this Agreement, the subordination effected hereby and the rights of the holders of the Senior Debt shall not be affected by any amendment of or addition or supplement to any Senior

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Debt or any instrument or agreement relating thereto, any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto, or any waiver, consent, release indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing. Notwithstanding the foregoing, the Senior Bank shall not
(i) increase the interest margin with respect to the Senior Debt by more than 200 basis points above the highest margin specified in the pricing grid, except in connection with the imposition of a default rate of interest in accordance with the terms of the Loan Agreement, or (ii) extend the final maturity of the Senior Debt by more than 60 days without the consent of the Subordinated Creditor, such consent not to be unreasonably withheld or delayed.

     Section 8. Modification or Sale of the Subordinated Debt. The Subordinated Agreement may be amended or modified without the consent of the Senior Bank, except for any of the following amendments or modifications, which will require the Senior Bank's prior written consent:

     (i)  any increase in the principal amount of the Subordinated Debt;

     (ii) any shortening of the maturity of the Subordinated Debt (including by way of acceleration, except as otherwise provided herein) or any change in any of the prepayment or repurchase provisions, if any, or any other alteration of the repayment provisions of the Subordinated Debt in any respect;

     (iii) any increase in the interest rate, default rate, fees or premium applicable to the Subordinated Debt;

     (iv) any amendment to any covenants or events of default contained in the Subordinated Documents so as to make them more restrictive;

     (v) the addition of any covenants or events of default to the Subordinated Debt Documents (including the addition of a cross-default of the Subordinated Debt to a Default or Event of Default under the Senior Debt, which such cross-default shall not be permitted);

     (vi) the requirement of any lien or other security for the Subordinated Debt (other than the Junior Liens expressly permitted hereunder and subject to the limitations contained herein);

     (vii) any change in any Subordinated Agreement that could reasonably be expected to materially increase either Subordinated Creditor's rights in relation to those of the Senior Bank or could reasonably be expected to adversely affect the Senior Bank or its rights and remedies against any Loan Party or the Senior Bank; and

     (viii) any change or amendment to the Warrant Agreement which would permit the exercise of the Put Right prior to the maturity of the Senior Credit Agreement and the final repayment in full in cash of the Senior Debt

     Further, neither Subordinated Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than to the other Subordinated Creditor or to a person (i) that is a legal entity that controls, or is controlled by, or is under common control with, such Subordinated Creditor, (ii) iStar Financial, Inc., as lender to the Subordinated Purchaser, or (iii) who is reasonably satisfactory to the Senior Bank, such approval not to be unreasonably withheld or delayed, provided that, in each case, such assignee shall agree in a writing, satisfactory in form and substance to the Senior Bank, to become a party hereto and to succeed to the rights and to bound by all of the obligations of the Subordinated Creditor hereunder. Except with respect to dispositions to iStar Financial, Inc. by the Subordinated Creditor (which notice shall be provided by the Subordinated Creditors with reasonable promptness not later than the closing of such disposition), in the case of any such disposition by the Subordinated Creditor, the Subordinated Creditor will notify the Senior Bank at least 20 days prior to the date of any of such intended disposition.

     Section 9. Borrower's Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinated Creditor, the obligation of the Borrower to pay to the Subordinated Creditor all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, all, however, subject to the rights of the Senior Bank and the restrictions on the Subordinated Creditor as set forth in this Agreement.

     Section 10. Termination of Subordination. This agreement shall continue in full force and effect, and the obligations and agreements of the Subordinated Creditor and the Loan Parties hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not voidable. To the extent that any Loan Party or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any Bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause, except to the extent that any such payment is found by a final, non-appealable judgment of a court to arise from the willful misconduct of the Senior Bank (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Senior Bank, an Event of Default shall be deemed to have existed and to be continuing under the Loan Agreement from the date of the Senior Bank's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Senior Bank. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that either Subordinated Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of the Senior Bank's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any Bankruptcy act, state or federal law, common law or equitable cause, the Subordinated Creditor shall be obligated and hereby agree that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Bank, and the Subordinated Creditor hereby agrees to pay to the Senior Bank, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary fully to restore to the Senior Bank the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not voidable, this Agreement will automatically terminate without any additional action by any party hereto.

     Section 11. Waivers, etc. Except as expressly provided herein, the provisions contained herein and the undertakings and agreements hereunder shall not be affected by: (a) any rescission, waiver, amendment or modification of any agreement referred to herein; (b) any exercise or nonexercise of any right, remedy, power or privilege (including, without limitation, any sale, release or exchange of any security) under in respect of any such agreement or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof; or (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of or affecting any Loan Party. Except as required hereby, proceeds from any collateral held by or for the benefit of the Senior Bank may be applied to payment of any liabilities under the Bank Agreements, as the Senior Bank shall determine in its sole discretion.

     Section 12. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if telecopied or delivered (including by any commercial delivery service) or mailed by registered or certified mail, postage prepaid, as follows:

     (a) If to the Senior Bank, to it at: Bank of America, N.A., One Hundred Federal Street, Boston, Massachusetts 02110, Attention: John F. Lynch, with a copy to Philip A. Herman, Esq., Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333;

     (b) If to the Borrower, to it at: Dover Saddlery, Inc., 525 Great Road, Littleton, Massachusetts 01460, Attention: Stephen L. Day, with a copy to

          Preti, Flaherty, Beliveau, Pachios & Haley, LLC, 57 North Main Street, Concord, New Hampshire 03302; and

     (c) If to the Subordinated Creditor, to it at: Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, Connecticut 06880, Attention:
          Timothy W. Hassler, with a copy to Edwards & Angell, LLP, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901,
          Attention: Evan S. Seideman, Esq.;

or such other address or addresses as any party hereto shall have designated have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the fifth day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

     Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to provisions relating to conflicts of law). Any legal action or proceeding arising out of or relating to this Agreement or any Obligation may be instituted in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and each of the Senior Bank, the Borrower and the Subordinated Creditor hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding, provided, however, that the foregoing shall not limit the Senior Bank's rights to bring any legal action or proceeding in any other appropriate jurisdiction in which event, at the Senior Bank's option, the laws of such jurisdiction or of the Commonwealth of Massachusetts shall apply. Personal jurisdiction over each of the Senior Bank, the Borrower and the Subordinated Creditor may be obtained by the mailing (postage prepaid) of a summons or similar legal document to each of the Senior Bank, the Borrower and the Subordinated Creditor at their respective addresses for notices under this Agreement.

     Section 14. Waiver of Jury Trial. EACH OF THE SENIOR BANK, THE SUBORDINATED CREDITOR AND THE LOAN PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR VERBAL) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT AND FOR THE SENIOR BANK TO MAKE LOANS AND EXTEND CREDIT TO THE BORROWER. EXCEPT AS PROHIBITED BY LAW, THE SENIOR BANK, THE SUBORDINATED CREDITOR AND THE LOAN PARTIES EACH HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE SENIOR BANK, THE SUBORDINATED CREDITOR AND THE BORROWER EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     Section 15. Further Assurances. The parties agree to do, make, execute and deliver all such additional and further acts, things, assurances and instruments as any party may reasonably require to carry into effect the provisions and intent of this Agreement, including such documents as may be reasonably requested by any bank or banks which re-fund or refinance any of the Senior Debt.

     Section 16. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Senior Bank may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Senior Bank; provided, however, that such waiver shall be effective only if in writing and signed by the Senior Bank and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the respective successors and assigns of the Subordinated Creditor and the Borrower and shall inure to the benefit of the Senior Bank, the Senior Bank's respective successors and assigns, any bank refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Loan Agreement", "Bank Agreements", "Event of Default" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

                      [Signatures appear on following page]

                                    The Senior Bank:

                                    BANK OF AMERICA, N.A.
                                    (successor by merger to Fleet National Bank)


                                    By: /s/ John F. Lynch
                                        ----------------------------------------
                                    Name: John F. Lynch
                                    Title: Senior Vice President


                                    The Subordinated Creditor:

                                    PATRIOT CAPITAL FUNDING, INC.


                                    By: /s/ Richard P. Buckanavage
                                        ----------------------------------------
                                    Name: Richard P. Buckanavage
                                    Title: President


                                    By: /s/ Timothy W. Hassler
                                        ----------------------------------------
                                    Name: Timothy W. Hassler
                                    Title: Chief Operating Officer


                                    The Borrower:

                                    DOVER SADDLERY, INC.
                                    (a Massachusetts corporation)


                                    By: /s/ Stephen L. Day
                                        ----------------------------------------
                                    Name: Stephen L. Day
                                    Title: President

                       [Signatures continue on next page]

Acknowledged and Agreed:

DOVER SADDLERY, INC. (a Delaware
corporation)


By: /s/ Stephen L. Day
    -----------------------------
Title: President


SMITH BROTHERS, INC.


By: /s/ Stephen L. Day
    -----------------------------
Title: President